UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by Registrant [X]

Filed by a Party other than the Registrant [    ]

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[    ] Preliminary Proxy Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[    ] Definitive Proxy Statement

[X]  Definitive Additional Materials

[    ] Soliciting Material Pursuant to Sec. 240.14a-12

LIBERTY ALL-STAR GROWTH FUND, INC.

(name of Registrant as Specified in its Charter)

ALPS FUND SERVICES, INC.

Attn: Tane Tyler

1290 Broadway, Suite 1100

Denver, Colorado 80203

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LIBERTY ALL-STAR® FUNDS

Recently we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for September 30, 2011. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.

877-708-3619

Voting is very important for your investment and the operation of the Fund. Please vote now to be sure your vote is received in time for the September 30, 2011 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

•       Speak to a live Proxy Specialist by calling the number above. We can answer your questions and record your vote. (open: M-F 9:30am -9pm, Sat 10am – 6pm ET)

•       Log on to the website listed on your proxy card, enter your control number located on your proxy card, and vote by following the on screen prompts.

•       Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

•       Mail in your signed proxy card in the postage paid envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

(If you have recently voted, thank you, and please disregard this notice.)